[COMPANY LETTERHEAD]



                                                                  March 21, 1997


To Our Shareholders:

The Annual Meeting of Shareholders of Central Newspapers, Inc. (the "Company") will be held on Thursday, April 24, 1997, at 10:00 A.M., local time, at the headquarters of Phoenix Newspapers, Inc., at 200 East Van Buren Street, Phoenix, Arizona.

The Annual Meeting will be held for the following purposes:

         1. To elect seven directors of the Company, each to serve for a one year term.

         2. To approve the appointment by the Board of Directors of Price Waterhouse LLP as auditors for the Company for the fiscal year ending December 28, 1997.

         3. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

Shareholders of record at the close of business on March 17, 1997 are entitled to vote at the meeting.



                                          By Order of the Board of Directors


                                          /s/ Louis A. Weil, III
                                          Louis A. Weil, III
                                          President and Chief Executive Officer

                      [This Page Intentionally Left Blank]

                              [COMPANY LETTERHEAD]


                                                                  March 21, 1997



To Our Shareholders:

The 1997 Annual Meeting of Shareholders of Central Newspapers, Inc. will be held at the headquarters of Phoenix Newspapers, Inc., at 200 East Van Buren Street, Phoenix, Arizona, on April 24, 1997. The meeting will start promptly at 10:00 A.M., local time.

We urge you to read the enclosed Notice of Annual Meeting and Proxy Statement so that you may be informed about the business to come before the meeting. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

A copy of our Annual Report for 1996, which is not a part of our proxy soliciting material, is enclosed.


                                          By Order of the Board of Directors


                                          /s/ Louis A. Weil, III
                                          Louis A. Weil, III
                                          President and Chief Executive Officer




                Please complete, date, sign and mail promptly the
               accompanying proxy in the return envelope provided
        for that purpose, whether or not you plan to attend the meeting.

                                 PROXY STATEMENT

     The enclosed proxy is solicited by the Board of Directors of Central Newspapers, Inc., an Indiana corporation (the "Company"), the principal executive offices of which are located at 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204. This Proxy Statement and the enclosed proxy were mailed on or about March 21, 1997.

     The enclosed proxy is solicited for use at the Annual Meeting of the Company's shareholders to be held on April 24, 1997 at 10:00 A.M., local time, at the headquarters of Phoenix Newspapers, Inc., at 200 East Van Buren Street, Phoenix, Arizona and at any adjournment(s) thereof.

     All shares represented by the enclosed proxy will be voted at the meeting in accordance with instructions given by the shareholder, but where no instruction is given, the shares will be voted in favor of the action recommended by the Board of Directors and, in the absence of any recommendation, in accordance with the best judgment of the proxy holders. A shareholder executing and delivering the enclosed proxy may revoke it by a written notice delivered to the Secretary of the Company or in person at the meeting, at any time before it is exercised.

     The entire cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokers or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to the beneficial owners.

                               PURPOSES OF MEETING

     The purposes of the meeting are (1) to elect seven directors, each to serve for a one year term, (2) to approve the appointment of Price Waterhouse LLP as auditors for the Company for the fiscal year ending December 28, 1997, and (3) to transact such other business as may properly come before the meeting. The Board of Directors is not aware of any other business which will come before the meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The close of business on March 17, 1997 has been fixed as the record date for determining which shareholders are entitled to notice of, and to vote at, the meeting and at any adjournment(s) thereof. As of February 28, 1997, 23,181,211 shares of the Company's Class A Common Stock and 31,553,000 shares of the Company's Class B Common Stock were outstanding. The Company has no other class of capital stock outstanding. Each holder of record of Class A Common Stock on the record date will be entitled to 1/10 of a vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. Each holder of record of Class B Common Stock on the record date will be entitled to one vote for each share registered in his or her name on each matter presented to a vote of the shareholders at the Annual Meeting. All shares of Class A Common Stock and Class B Common Stock vote together as a single class. A majority of the votes entitled to be cast, in person or by proxy, is necessary for a quorum. Under Indiana law, once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of a majority of the quorum is required for the election of directors and the approval of the appointment of the auditors. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of the director nominees will have the same effect as a vote against the particular issue or nominee.

     The persons listed in the following table are known by management to own beneficially more than 5% of the outstanding shares of the Company's Class A Common Stock or Class B Common Stock. The names and addresses of these persons, and the number and percentage of shares of Class A Common Stock and Class B Common Stock owned beneficially by them as of February 28, 1997 (based on the best information available to the Company on such date) are included in the following table. To the Company's knowledge, each shareholder has sole investment and voting power with respect to the shares shown as beneficially owned by such shareholder unless otherwise indicated.

     Name and Address                                                 Amount and Nature of               Percent
  of Beneficial Owner(1)           Title of Class                     Beneficial Ownership             of Class(2)
  ----------------------           ---------------------              --------------------             -----------
Eugene C. Pulliam Trust             Class A Common Stock                         -0-                         --
                                    Class B Common Stock                 22,907,500                        72.6%

Naomi M. Pulliam                    Class A Common Stock                  5,073,600                        21.9%
                                    Class B Common Stock                 26,640,000  (3)                   84.4%

Eugene S. Pulliam                   Class A Common Stock                  1,853,574  (4)                    8.0%
                                    Class B Common Stock                 25,235,000  (3)                   80.0%

Frank E. Russell                    Class A Common Stock                  1,010,000  (5)                    4.3%
                                    Class B Common Stock                 23,032,500  (3)                   73.0%

First Chicago NBD Corporation       Class A Common Stock                  2,592,600  (6)                   11.2%
One First National Plaza            Class B Common Stock                         -0-                          --
Chicago, Illinois 60670

Ariel Capital Management, Inc.      Class A Common Stock                  1,292,507  (7)                    5.6%
307 North Michigan Avenue           Class B Common Stock                         -0-                         --
Chicago, Illinois 60601

Liberty Fund, Inc.                  Class A Common Stock                  1,150,400  (8)                    5.0%
8335 Allison Pointe Trail           Class B Common Stock                    190,000  (8)                      *
Suite 300
Indianapolis, Indiana 46250

--------------
*        Less than one percent.

(1) Unless otherwise specified, all addresses: c/o Central Newspapers, Inc., 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204.

(2) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Class A Common Stock through conversion of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.

(3) Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees. During the term of Mrs. Pulliam as a Trustee, Mrs. Pulliam has the power to control decisions regarding the Trust.

(4) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership,
         (b) 1,734,736 shares held by the Eugene S. Pulliam Trust of which Mr. Pulliam is the Trustee and (c) options held by Mr. Pulliam which are currently exercisable for 65,000 shares of Class A Common Stock.

(5) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
         (b) 702,000 shares held in eight separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership and (c) options held by Mr. Russell which are currently exercisable for 152,500 shares of Class A Common Stock.

(6) Includes 2,485,200 shares held for the estate of Enid Goodrich over which NBD Bank, N.A. (a subsidiary of First Chicago NBD Corporation), as personal representative, has sole voting and dispositive power. In total, First Chicago NBD Corporation, indirectly through one or more of its subsidiaries, has sole voting power with respect to all 2,592,600 shares, sole dispositive power with respect to 2,549,900 shares, and shared dispositive power with respect to 8,000 shares. This information is as of February 4, 1997.

(7) Ariel Capital Management, Inc. holds all such shares for client accounts, none of which individually represents more than 5% of the outstanding Class A Common Stock, and disclaims beneficial ownership of such shares. Ariel Capital Management, Inc., in its capacity as investment advisor, has sole voting power with respect to 1,190,807 shares, shared voting power with respect to 21,900 shares and sole dispostive power with respect to 1,292,507 shares. This information is as of February 6, 1997.

(8)      The Board of Directors of Liberty Fund,  Inc. has sole voting power and
         sole  dispositive   power  with  respect  to  all  such  shares.   This
         information is as of February 12, 1997.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information with respect to the beneficial ownership of the Company's Class A Common Stock and Class B Common Stock, as of February 28, 1997, by its directors, director-nominees, named executive officers who served as executive officers during the fiscal year ended December 29, 1996 and all directors and executive officers as a group. Unless otherwise indicated, each shareholder listed below has sole investment and voting power with respect to the shares shown as beneficially owned by him.

    Name of                                                          Number of Shares             Percent of
Beneficial Owner                     Title of Class                Beneficially Owned             Class (1)
----------------                     --------------                ------------------             ---------
Kent E. Agness                    Class A Common Stock                  5,000 (2)                      *
                                  Class B Common Stock                    -0-                         --

Malcolm W. Applegate              Class A Common Stock                 66,449 (3)                      *
                                  Class B Common Stock                    -0-                         --

William A. Franke                 Class A Common Stock                  4,000 (4)                      *
                                  Class B Common Stock                    -0-                         --

L. Ben Lytle                      Class A Common Stock                    -0-                        --
                                  Class B Common Stock                    -0-                        --

Thomas K. MacGillivray            Class A Common Stock                 11,688 (5)                     *
                                  Class B Common Stock                    -0-                        --

John F. Oppedahl                  Class A Common Stock                 26,177 (6)                     *
                                  Class B Common Stock                    -0-                        --
Eugene S. Pulliam                 Class A Common Stock              1,853,574 (7)                   8.0%
                                  Class B Common Stock             25,235,000 (8)                  80.0%

Dan Quayle                        Class A Common Stock                 36,850 (9)                     *
                                  Class B Common Stock                 25,000                         *

James C. Quayle(10)               Class A Common Stock                652,228(11)                   2.8%
                                  Class B Common Stock                662,500(12)                   2.1%

Frank E. Russell                  Class A Common Stock              1,010,000(13)                   4.3%
                                  Class B Common Stock             23,032,500 (8)                  73.0%

Richard Snell                     Class A Common Stock                  1,000                        --
                                  Class B Common Stock                    -0-                        --

Eric S. Tooker                    Class A Common Stock                 3,000 (14)                     *
                                  Class B Common Stock                    -0-                        --

Louis A. Weil, III                Class A Common Stock              107,259  (15)                     *
                                  Class B Common Stock                    -0-                        --

All directors and                 Class A Common Stock              3,777,225                      16.0%
executive officers as             Class B Common Stock             26,047,500 (8)                  82.6%
a group

----------------
*        Less than one percent.

(1) Calculated pursuant to Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934, as amended, except that percentages do not reflect rights to acquire shares of Class A Common Stock through conversion of shares of Class B Common Stock. Each share of Class B Common Stock is convertible into 1/10 of a share of Class A Common Stock.

(2) Includes options held by Mr. Agness which are currently exercisable for 2,000 shares of Class A Common Stock.

(3) Includes (a) 7,000 restricted shares, (b) 949 shares held for the benefit of Mr. Applegate by the Savings Plus Plan and (c) options held by Mr. Applegate which are currently exercisable for 50,500 shares of Class A Common Stock.

(4) Includes options held by Mr. Franke which are currently exercisable for 2,000 shares of Class A Common Stock.

(5) Includes (a) 5,000 restricted shares, (b) 1,188 shares held for the benefit of Mr. MacGillivray by the Savings Plus Plan and (c) options held by Mr. MacGillivray which are currently exercisable for 5,500 shares of Class A Common Stock.

(6) Includes (a) 7,000 restricted shares, (b) 552 shares held for the benefit of Mr. Oppedahl by the Savings Plus Plan and (c) options held by Mr. Oppedahl which are currently exercisable for 18,500 shares of Class A Common Stock.

(7) Includes (a) 20,000 shares owned by Jane Pulliam, wife of Eugene S. Pulliam, as to which shares Mr. Pulliam disclaims beneficial ownership,
         (b) 1,734,736 shares held by the Eugene S. Pulliam Trust of which Mr. Pulliam is the Trustee and (c) options held by Mr. Pulliam which are currently exercisable for 65,000 shares of Class A Common Stock.

(8) Includes 22,907,500 shares owned by the Eugene C. Pulliam Trust of which Naomi M. Pulliam, Eugene S. Pulliam and Frank E. Russell are Trustees. During the term of Mrs. Pulliam as a Trustee, Mrs. Pulliam has the power to control decisions regarding the Trust.

(9) Includes (a) 8,816 shares owned by Marilyn Tucker Quayle, wife of Dan Quayle, and (b) options held by Mr. Quayle which are currently exercisable for 2,000 shares of Class A Common Stock.

(10) James C. Quayle resigned as a Director of the Company effective January 1, 1997.

(11)     Includes (a) 418,900  shares owned by Corinne P. Quayle,  wife of James
         C. Quayle, as to which shares Mr. Quayle disclaims beneficial ownership, (b) 1,000 shares held by the C&J Charitable Trust Foundation, of which Mr. Quayle is a Co-Trustee, as to which shares Mr. Quayle disclaims beneficial ownership, and (c) options held by Mr.
         Quayle which are currently exercisable for 2,000 shares of Class A Common Stock.

(12) Includes 305,000 shares owned by Corinne P. Quayle, wife of James C. Quayle, as to which shares Mr. Quayle disclaims beneficial ownership.

(13) Includes (a) 15,000 shares owned by Nancy M. Russell, wife of Frank E. Russell, as to which shares Mr. Russell disclaims beneficial ownership,
         (b) 702,000 shares held in eight separate trusts for which Frank E. Russell acts as sole Trustee and as to which Mr. Russell disclaims beneficial ownership and (c) options held by Mr. Russell which are currently exercisable for 152,500 shares of Class A Common Stock.

(14)     Includes 2,500 restricted shares.

(15) Includes (a) 1,259 shares held for the benefit of Mr. Weil by the Savings Plus Plan, (b) 2,500 shares held by the Louis A. Weil III Family Trust, (c) 14,000 restricted shares and (d) options held by Mr. Weil which are currently exercisable for 89,500 shares of Class A Common Stock.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     Seven directors will be elected at the meeting for a one year term. All of the nominees listed below, except L. Ben Lytle, are currently directors whose present terms of office will expire upon completion of the election at the meeting. Unless otherwise specified by the shareholder, the enclosed proxy will be voted in favor of electing as directors the nominees listed below. If any nominee should be unable to serve, the proxy will be voted for a substitute nominee selected by the Board of Directors of the Company.

     The name, principal occupation, business experience since at least 1992, tenure and age of each nominee for election as a director are as set forth below.

     William A. Franke, age 60, has been the Chairman and Chief Executive Officer of America West Holdings Corporation, an aviation and travel service company, since February 1997 and the Chairman of the Board of its principal subsidiary, America West Airlines, Inc., an airline carrier. Mr. Franke was the subsidiary's Chief Executive Officer from December 1993 until February 1997, and its President from May 1996 until February 1997. He is a director of America West Holdings Corporation, America West Airlines, Inc., Phelps Dodge Corporation, Beringer Wine Estates, Mtel Latin America, Inc. and Air Transport Association of America. He is a director and Chairman of the Board of Airplanes Limited and a controlling trustee and Chairman of Airplanes U.S. Trust, entities involved in aircraft financing and leasing.

     L. Ben Lytle, age 50, has been President and Chief Executive Officer of Anthem Insurance Companies, Inc., an insurance holding company, since 1989 and presently serves as Chairman of the Board of Directors of its major subsidiaries. He is a director of Acordia, Inc., IPALCO, Inc., Duke REIT, and Bank One, Indianapolis, N.A.

     Eugene S. Pulliam, age 82, has been Publisher of The Indianapolis Star and The Indianapolis News since 1975 and President of Phoenix Newspapers, Inc. since 1979. He has been a director of the Company since 1954. Mr. Pulliam is the uncle of Dan Quayle.

     Dan Quayle, age 50, has been Chairman of Campaign America, a political action committee, since 1995 and Chairman of BTC, Inc., a private company through which he operates certain of his personal business interests, since 1993. He served as Chairman of Circle Investors, Inc., a private financial services and insurance holding company from 1993 until February 1997, and served on the Board of Directors of Amtran, Inc. in 1996. He was Vice President of the United States from January 1989 to January 1993 and a United States Senator from January 1981 to January 1989. Mr. Quayle is a director of American Standard, Inc., U.S. Filter Corporation and Circle Investors, Inc. He has been a director of the Company since 1993. Mr. Quayle is the nephew of Eugene S. Pulliam.

     Frank E. Russell, age 76, has been Chairman of the Company's Board of Directors and Assistant Secretary of the Company since January 1996. Mr. Russell served as President and Chief Executive Officer of the Company from 1979 through 1995. He has been a director of the Company since 1974.

     Richard Snell, age 66, has been Chairman of the Board and Chief Executive Officer of Pinnacle West Capital Corporation, a utility holding company and Chairman of the Board of Arizona Public Service Company since 1990. He is also a director of Aztar Corporation and Bank One Arizona Corporation. He has been a director of the Company since September 1996.

     Louis A. Weil, III, age 56, has been President and Chief Executive Officer of the Company since January 1, 1996. From July 1991 through December 1996, Mr. Weil served as Publisher and Chief Executive Officer of The Arizona Republic and The Phoenix Gazette and Executive Vice President of Phoenix Newspapers, Inc. Mr. Weil served as Publisher of Time from May 1989 to July 1991, and President and Publisher of The Detroit News from May 1987 to May 1989. Mr. Weil serves as an independent director of Prudential's Domestic Equity, Domestic Fixed Income, Global Fixed Income, and Municipal Bond mutual funds. He has been a director of the Company since 1991.

                    COMMITTEES OF THE BOARD OF DIRECTORS AND
                            COMPENSATION OF DIRECTORS

     The Board of Directors of the Company has a Nominating Committee, a Compensation Committee, an Audit Committee and an Executive Committee. The Board of Directors formerly had a separate Stock Option Committee which consisted of the outside directors who served on the Compensation Committee. However, the Stock Option Committee was merged into the Compensation Committee on April 17, 1996.

     The Nominating Committee held meetings in March and August of 1996 and February of 1997. The members of the Nominating Committee are Frank E. Russell (Chairman), Eugene S. Pulliam and Louis A. Weil, III. This Committee has the responsibility of nominating individuals to serve on the Board of Directors of the Company. Each nominee for election as a director of the Company named herein was recommended by the Nominating Committee. The Nominating Committee will consider nominees recommended by shareholders for election at the Company's 1998 Annual Meeting. Any shareholder who wishes to make such a recommendation to the Nominating Committee should submit the name or names of the individuals being recommended in writing to the Nominating Committee, c/o Frank E. Russell, Chairman of the Board, Central Newspapers, Inc., 135 North Pennsylvania Street, Suite 1200, Indianapolis, Indiana 46204 by November 21, 1997.

     The Compensation Committee is responsible for developing the Company's executive compensation policies and for reviewing and determining compensation to be paid to the Chief Executive Officer and the other ten most highly compensated employees of the Company and its subsidiaries. With the merger of the Stock Option Committee into the Compensation Committee, the Compensation Committee is also responsible for administering and interpreting the Central Newspapers, Inc. Amended and Restated Stock Compensation Plan (the "Stock Compensation Plan"). The Compensation Committee met in February, April and September of 1996. The members of the Compensation Committee prior to April 17, 1996, were William A. Franke (Chairman), Kent E. Agness, James C. Quayle and Eugene S. Pulliam. On April 17, 1996, Eugene S. Pulliam and James C. Quayle resigned from the Committee and Dan Quayle was appointed to the Committee. Richard Snell was appointed to the Committee pursuant to a written consent of the Board of Directors dated December 3, 1996, and Kent E. Agness resigned effective the same date. Therefore, the current members of the Compensation Committee are William A. Franke (Chairman), Richard Snell, and Dan Quayle.

     The Audit Committee is responsible for reviewing the services and fees of the Company's independent accountants, financial statements, accounting practices and adequacy of auditing and internal controls of the Company. Prior to December 1996, the members of the Audit Committee were Kent E. Agness

(Chairman), William A. Franke, and James C. Quayle. At the December 10, 1996 Board meeting, Richard Snell was appointed to the Committee and became Chairman. James C. Quayle resigned from the Committee effective January 1, 1997. Therefore, the current members are Richard Snell (Chairman), William A. Franke, and Kent E. Agness. Mr. Agness is not standing for re-election to the Board of Directors; therefore, upon completion of the election of directors at the meeting, Mr. Agness will no longer serve on the Audit Committee. The Committee met twice in February and once in September of 1996.

     The Executive Committee, formed in September 1996, has all authority of the Board during intervals between meetings of the Board subject to such limitations as may be imposed by law, by subsequent resolution of the Board, or by the By-Laws. The members of the Executive Committee are Louis A. Weil, III (Chairman), Eugene S.
Pulliam and Frank E. Russell.

     The Board of Directors held four meetings during the Company's fiscal year ended December 29, 1996. No director attended fewer than 75% of the aggregate of
(i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings of the committees of which he was a member at the time of the meeting.

     Directors who are also employees of the Company receive no director fees or other compensation for acting as a director. Non-employee directors receive an annual retainer of $20,000, $1,000 for each meeting of the Board of Directors attended and $750 for each meeting of a committee of the Board attended. Under the Stock Compensation Plan, each non-employee director receives an annual grant of stock options to purchase 1,000 shares of the Company's Class A Common Stock upon election or re-election to the Board of Directors. Such options have an exercise price equal to the fair market value of the Class A Common Stock on the date of grant and a term of ten years. In addition, non-employee directors receive certain life insurance coverage. Kent E. Agness, William A. Franke and Dan Quayle receive coverage under split-dollar life insurance arrangements pursuant to which the Company will be reimbursed for premiums paid. The dollar value benefit of the premiums paid pursuant to such policies in 1996 was $4,779, $4,669 and $11,387 for Kent E. Agness, William A. Franke and Dan Quayle, respectively. James C. Quayle and Richard Snell receive coverage under a death benefit only arrangement. For 1996, the current year term cost of such insurance for James C. Quayle and Richard Snell was $4,115 and $1,613, respectively. All directors also participate in the Company's Directors' and Officers' Charitable Award Program. Under this program, upon the death of a participating officer or director, the Company will donate $500,000 to one or more qualifying charitable organizations chosen by the participant and the Company will be reimbursed by life insurance proceeds. Individual participants derive no financial benefit from this program since all charitable deductions accrue solely to the Company.

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation For Services

     The compensation for services rendered to the Company and its primary operating subsidiaries, Phoenix Newspapers, Inc. ("PNI") and Indianapolis Newspapers, Inc. ("INI"), during the fiscal year ended December 29, 1996, paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company who served in such positions during the fiscal year ended December 29, 1996 is set forth below:

                           SUMMARY COMPENSATION TABLE


                                                  Annual Compensation                      Long-Term
                                          -----------------------------------            Compensation
                                                                     Other         ------------------------         All
Name and Principal Position                                          Annual        Restricted    Securities        Other
During the Fiscal Year                                               Compen-        Stock        Underlying       Compen-
Ended December 29, 1996            Year   Salary ($)   Bonus ($)    sation($)      Awards ($)    Options(#)      sation($)
-----------------------            ----   ----------   ---------    ---------      ----------    ----------      ---------
Louis A. Weil, III                 1996    435,150      304,500         (1)       505,750(2)       80,000          68,423 (7)
   President  and Chief            1995    390,817      176,581         (1)           -0-          42,000(6)       67,207 (8)
   Executive Officer               1994    371,667      175,313         (1)           -0-             -0-          68,854 (9)
John F. Oppedahl                   1996    275,150      146,300         (1)       252,875(3)       30,000          27,885 (7)
   Publisher and Chief             1995        ---          ---         ---           ---             ---             ---
   Executive Officer of PNI        1994        ---          ---         ---           ---             ---             ---
Malcolm W. Applegate               1996    263,900      140,315(1)                252,875(4)       16,000          31,267 (7)
   President and                   1995    248,067      109,908         (1)            -0-         42,000(6)       33,550 (8)
   General Manager of INI          1994    223,067       85,748         (1)            -0-            -0-          33,686 (9)
Frank E. Russell                   1996    300,150          -0-         (1)            -0-            -0-          16,548 (7)
   Chairman of the                 1995    466,817      256,749         (1)            -0-        125,000(6)       33,058 (8)
   Board of Directors              1994    420,983      180,000         (1)            -0-            -0-          26,993 (9)
Thomas K. MacGillivray             1996    190,150      106,400         (1)       180,625(5)       32,000          17,440 (7)
   Treasurer and Chief             1995        ---          ---         ---           ---             ---             ---
   Financial Officer               1994        ---          ---         ---           ---             ---             ---

------------
(1) Executive officers of the Company receive certain perquisites, but with respect to this executive officer the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(2) At the close of the 1996 fiscal year, Mr. Weil held 14,000 restricted shares, the aggregate value of which were $600,250. Dividends are currently paid on the restricted shares.

(3) At the close of the 1996 fiscal year, Mr. Oppedahl held 7,000 restricted shares, the aggregate value of which were $300,125. Dividends are currently paid on the restricted shares.

(4) At the close of the 1996 fiscal year, Mr. Applegate held 7,000 restricted shares, the aggregate value of which were $300,125. Dividends are currently paid on the restricted shares.

(5) At the close of the 1996 fiscal year, Mr. MacGillivray held 5,000 restricted shares, the aggregate value of which were $214,375. Dividends are currently paid on the restricted shares.

(6)  Represents option grants made with respect to 1994 and 1995.

(7)  Includes the following for Messrs. Weil, Oppedahl,  Applegate, Russell, and
     MacGillivray: (a) Company matching contributions to the Savings Plus Plan of $4,750, and (b) contributions to the Company's Non-Qualified Savings Plan of $24,836, $12,108, $11,419, $7,256, and $7,112 for each named executive officer, respectively. In addition, with respect to Messrs. Weil, Oppedahl, Applegate and MacGillivray this amount includes $38,837, $11,027, $15,098, $5,578, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell, this amount includes $4,542, which represents the current year term cost of the insurance.

(8) Includes the following for Messrs. Weil, Applegate and Russell, (a) Company matching contributions to the Savings Plus Plan of $4,620, and (b) Company matching contributions to the Company's Non-Qualified Savings Plus Plan of $18,076, $9,699, and $24,323 for each named executive officer, respectively. In addition, with respect to Messrs. Weil and Applegate, this amount includes $44,511 and $19,231, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell, this amount includes $4,115 which represents the current year term cost of the insurance.

(9) Includes for Messrs. Weil, Applegate and Russell, (a) Company matching contributions to the Savings Plus Plan of $4,620, and (b) Company matching contributions to the Company's Non-Qualified Savings Plan of $17,259, $7,733 and $19,419 for each named executive officer, respectively. In addition, with respect to Messrs. Weil and Applegate, this amount includes $46,975 and $21,333, respectively, representing the dollar value benefit of premium payments under split-dollar life insurance policies under which the Company will be reimbursed for premiums paid. With respect to Mr. Russell, this amount includes $2,954 which represents the current year term cost of the insurance.

Option Grants, Exercises and Holdings

     The following tables set forth information relating to option grants, exercises and holdings with respect to each of the executive officers named in the Summary Compensation Table:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           Potential Realizable
                            Number of     Percent of                                         Value Assuming
                           Securities     Total Options                                    Annual Rates of Stock
                           Underlying     Granted To         Exercise                       Price Appreciation
                            Options       Employees in       Price Per     Expiration         For Option Term
Name                        Granted       Fiscal Year         Share            Date         5% (3)       10% (3)
---------------------      -----------    -------------      ---------     -----------    --------    ----------
Louis A. Weil, III           40,000(1)        11.80%          $36.125        2/23/06      $908,947    $2,302,954
                             40,000(2)        11.80%          $37.75         9/13/06      $949,625    $2,406,547
John F. Oppedahl             12,000(1)         3.54%          $36.125        2/23/06      $272,624    $  690,886
                             18,000(2)         5.31%          $37.75         9/13/06      $427,331    $1,082,946
Malcolm W. Applegate         16,000(2)         4.72%          $37.75         9/13/06      $379,850    $  962,618
Frank E. Russell                -0-             ---              ---             ---           ---           ---
Thomas K. MacGillivray       12,000(1)         3.54%          $36.125        2/23/06      $272,624    $  690,886
                             20,000(2)         5.90%          $37.75         9/13/06      $474,812    $1,203,273

------------
(1) All such options become exercisable on February 23, 1999, the third anniversary of the date of grant.

(2) These options vest in three equal annual installments beginning on September 13, 1997.

(3) These gains are based upon assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on option exercises and Class A Common Stock holdings are dependent on the future performance of the Company's Class A Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                                                Value of
                                                                    No. of                     Unexercised
                                                                  Unexercised                 In-The-Money
                                                                  Options at                   Options at
                           Shares           Value               Fiscal Year-End              Fiscal Year-End
                           Acquired on      Realized At       Exer-         Unexer-      Exer-          Unexer-
Name                       Exercise         Exercise Date     cisable       cisable      cisable (1)    cisable (1)
-------------------        -----------      -------------     --------     --------      -----------    -----------
Louis A. Weil, III              -0-               ---          89,500      122,000        $1,888,312    $1,087,000
John F. Oppedahl              7,500          $119,063          18,500       42,500        $  372,562    $  350,750
Malcolm W. Applegate         10,000          $181,250          50,500       58,000        $1,240,000    $  694,000
Frank E. Russell             15,000          $345,000         167,500      125,000        $3,628,750    $1,775,000
Thomas K. MacGillivray          -0-               ---           5,500       43,500        $  104,500    $  351,187

----------------
(1) Based on the closing price for Class A Common Stock on December 27, 1996 which was $42.875 per share.

Defined Benefit Plans

     The Company maintains the Central Newspapers, Inc. Retirement Plan (the "Pension Plan") for its employees. The Pension Plan is a tax qualified defined benefit plan under the Internal Revenue Code of 1986, as amended (the "Code") and is subject to requirements imposed under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     Employees of the Company and certain of its subsidiaries (collectively, the "Participating Companies") automatically become participants in the Pension Plan on the first day of the month following completion of at least 1,000 hours of service in a designated one year period of employment with the Participating Companies. Benefits are fully vested upon completion of at least five years of service. Benefits also become vested upon a participant's death, disability or attainment of early retirement age.

     For service prior to 1994, a participant's annual retirement income under the Pension Plan is equal to the sum of his or her basic credits and his supplemental credits, subject to a special dollar limitation under the Code. However, the Participating Companies have periodically increased the amount of retirement income payable to participants. The Participating Companies contribute amounts to the Pension Plan on a periodic basis which, when aggregated with voluntary employee contributions, are sufficient to fund the Pension Plan in accordance with actuarial assumptions. Benefits are payable upon normal, early or disability retirement and deferred vested benefits are payable on other terminations of employment. Benefits with an actuarial value in excess of $3,500 are payable on a monthly basis. Under certain circumstances, survivor benefits are payable upon the death of a participant.

     For service prior to 1994, a participant generally earned basic credits for each week's participation in the Pension Plan equal to the amount of his or her weekly earnings, up to $312.00, multiplied by 1-7/8%. A participant could choose to earn supplemental credits for each week of participation in the Pension Plan by voluntarily contributing 3-3/4% of the participant's weekly earnings over $312.00 (including salary, wages, overtime, bonuses and contributions to the Central Newspapers, Inc. Savings Plus Plan (the "Savings Plus Plan")) to the Pension Plan. If a participant chose to make such voluntary contributions, he or she received supplemental credits equal to 60% of the voluntary contributions made each week.

     Effective  January  1,  1994 the  Pension  Plan  eliminated  the  voluntary employee contribution feature, provided future benefits based on the participants' years of service and average compensation at retirement and enhanced the pension benefits of early retirees who begin receiving their benefits before age 65. Specifically, a participant's retirement benefit for periods of service after 1993 equals 1.2% of the participant's average annual compensation for the highest 5 of his last 10 years of employment with the Participating Companies multiplied by his number of years of service with the Participating Companies after 1993. Plan participants who had attained age 50 on December 31, 1993 could elect to continue making voluntary employee contributions and have benefits provided under the pre-1994 plan provisions. The benefits provided to existing retirees and beneficiaries were increased by varying amounts up to ten percent. The Participating Companies have received from the Internal Revenue Service a favorable determination as to the tax-qualified status of the Pension Plan, as amended and restated.

     The aggregate annual benefit payments receivable by a participant under the Pension Plan are subject to a maximum benefit amount equal to the lesser of the following amounts: (i) $120,000 in fiscal 1996 subject to specified limitations and adjustments under the Code; or (ii) 100% of the participant's average annual income (as defined under Section 415 of the Code) from the Participating Companies during the three consecutive years in which the employee was a participant in the Pension Plan and had the greatest aggregate income from the Participating Companies.

     Effective January 1, 1994, the Participating Companies adopted a supplemental retirement plan (the "Supplemental Plan") for those employees who are eligible for split dollar insurance coverage under the Executive Life Insurance Plan and who make more than $150,000 per year (as indexed for inflation each year under Internal Revenue Service rules). The Supplemental Plan allows each participant to accrue a benefit each year equal to: (a) the benefits that participant would be entitled to receive under the Pension Plan without regard to the limits imposed by Sections 401(a)(17) and 415 of the Code; minus
(b) the benefits that participant is entitled to receive under the Pension Plan.
Section 401(a)(17) of the Code provides that only the first $150,000 of an individual's annual compensation may be considered in calculating that individual's accrued benefit under the Pension Plan. Section 415 of the Code limits each participant to a $120,000 (indexed for inflation) annual benefit under the Pension Plan. The accrued benefits calculated under this formula are based solely on service on and after January 1, 1994.

     The Supplemental Plan is not tax qualified. Benefits under the Supplemental Plan are payable solely from the general assets of the Participating Companies and are not funded in any manner. Participants are not subject to income tax on their Supplemental Plan benefits until these benefits are actually paid. The actuarial present value of the Supplemental Plan benefits a participant earns each year is currently subject to employment taxes, but will not later be subject to employment taxes when paid to the participant.

     Benefits under the Supplemental Plan are paid in a single lump sum cash payment at the time the participant's employment with the Participating Companies terminates for any reason. If the participant's employment terminates by reason of his or her death, the participant's spouse or other beneficiary designated under the Pension Plan will be entitled to a single lump sum cash payment computed in the same manner as the death benefit he or she is entitled to receive under the Pension Plan. In lieu of a single lump sum cash payment, each participant may make an irrevocable election, within 30 days after becoming a participant in the Supplemental Plan, to have his or her, his or her spouse's or his or her beneficiary's benefits under the Supplemental Plan paid in the same form and at the same time as his or her benefits are paid under the Pension Plan.

     The table below shows the estimated annual benefits expressed in single life annuity form that would be provided by the Pension Plan and the Supplemental Plan (if applicable) for the executive officers named in the Summary Compensation Table if such officers had both attained age 65 and retired on January 1, 1997. All such executive officers have made the maximum possible voluntary contributions to the Pension Plan. For officers currently receiving mandatory distributions, the table shows the amount of benefits expected to be received during 1997.

                                                  Estimated Annual
                                            Benefits at January 1, 1997
                                            ---------------------------
         Louis A. Weil, III                        $43,558
         John F. Oppedahl                          $10,215
         Malcolm W. Applegate                      $33,100
         Frank E. Russell                          $88,456
         Thomas K. MacGillivray                    $ 8,121


                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

Statement of Compensation Policies

     The Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") is responsible for developing the Company's executive compensation policies. The Compensation Committee has adopted the following list of objectives to be achieved through its compensation of executive officers:

     o Provide compensation opportunities which are comparable to those offered by other similar companies in the newspaper and media industry, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long-term success;

     o Reward key executive officers annually based on an overall assessment of their performance; and

     o Align the interest of executives with the long-term interests of shareholders by enabling executives to develop and maintain a significant, long-term ownership position in the Company's Class A Common Stock.

     During the fiscal year ended December 29, 1996, the Company's executive compensation program was comprised of base salary, annual incentive bonuses and long-term incentive opportunities in the form of stock options and restricted stock.

Base Salary

     The Compensation Committee determines, on an annual basis, the base salary of the Chief Executive Officer and each of the other ten most highly compensated employees of the Company and its subsidiaries. Base salary levels for the

Company's executive officers are targeted to fall into the middle range of salaries offered for comparable positions by other similar companies in the newspaper industry. In setting salaries for fiscal 1996, the Compensation
Committee reviewed recommendations of management that were developed in conjunction with a compensation consultant retained by the Company. These recommendations were prepared, in part, based upon comparative compensation data relating to newspaper and other media companies which actively compete with the Company for executive talent, some of which are included in the index of peer companies used to construct the performance graph which follows this report. In addition to such recommendations, in determining an executive's base salary the Compensation Committee took into account the executive's tenure and individual experience, as well as the Compensation Committee's subjective assessment of individual performance. None of the factors considered in determining base salaries were assigned relative weights.

     Effective January 1, 1996, the Compensation Committee increased by 11.4% the salary paid to Louis A. Weil, III. This increase reflected the Compensation Committee's subjective assessment of Mr. Weil's individual performance, as well as recognition of the additional duties Mr. Weil would be undertaking in connection with his promotion to the position of Chief Executive Officer of the Company. Based upon information obtained from the Company's compensation consultant, the Compensation Committee believes Mr. Weil's base salary is below the mid-point of the range of salaries paid to chief executive officers by other similar companies in the newspaper industry generally.

Incentive Bonus Awards

     Incentive bonuses for the executive officers of the Company named in the Summary Compensation Table which precedes this report were determined under a Management By Objectives program instituted at the Company and its primary operating subsidiaries, INI and PNI (the "MBO Program"). Awards under the MBO Program are based on Company, operating subsidiary and individual objectives. Company performance is evaluated based upon the achievement of an after-tax net income goal, operating subsidiary performance is evaluated based upon achievement of an operating income goal, and individual performance is evaluated based upon the achievement of certain individual objectives set by the participant and other members of management. The Company net income goal and the subsidiary operating income goal are approved by the Compensation Committee. Each of the three objectives is assigned a different weight depending on a participant's position in management, with the achievement of the net income goal for the Company being weighted most heavily for the Company's corporate executives (100% for Mr. Weil and Mr. MacGillivray), and with the achievement of the applicable subsidiary operating income goal being weighted most heavily for members of the senior management of its operating subsidiaries (60% for Mr. Oppedahl and Mr. Applegate). The size of an incentive bonus payable under the MBO Program is determined as a percentage of the participant's base salary, with such percentage being determined based upon (i) the participant's position in management, and (ii) the actual performance of the Company, the operating subsidiaries and the individual participant, as applicable, when measured against their respective objectives.

     The amount of incentive bonus for 1996 paid to Mr. Weil as Chief Executive Officer of the Company was determined under the terms of the MBO Program. This bonus was based upon the achievement by the Company of its net income goal.

Stock Option and Restricted Stock Awards

     The Amended and Restated Central Newspapers, Inc. Stock Compensation Plan is the Company's long-term incentive plan for executive officers and key managers. Grants under the Stock Compensation Plan prior to April 17, 1996, were made by the Stock Option Committee, which consisted of the outside directors on the Compensation Committee. On April 17, 1996, the Stock Option Committee was merged into the Compensation Committee, and thereafter, all grants were made, and will in the future be made, by the Compensation Committee.

     In 1996, certain officers were granted restricted stock awards under the Stock Compensation Plan. Under the Stock Compensation Plan, the recipients of the restricted stock awards cannot transfer their shares and must forfeit their shares if they cease to be employees of the Company other than by reason of death or permanent and total disability. Restrictions on most of the restricted stock awards made will lapse five years from the date of grant, or at the end of the third or fourth year if the market price of the Company's Class A Common Stock has increased by a targeted annual compounded percentage. However, one half of the restricted stock award made to Mr. Weil will only vest if the Company achieves a target annual rate of growth in net operating income over the five year vesting period. The awards of restricted stock under the Stock Compensation Plan are not intended to be made annually but rather to be made periodically as incentives for management retention. In determining the amount of individual awards, the Committee considered recommendations of the Company's compensation consultant and the Committee's subjective assessment of the recipient's level of responsibility and contribution to the Company. The factors considered by the Committee were not assigned relative weights.

     Two grants of stock options were also made in fiscal 1996. The first grant, in February 1996, was made in recognition of the promotions of certain executive officers. The second grant, made in September 1996, represented the annual option grants for fiscal 1996. Both grants were made using the same procedures, as outlined below.

     To assist in determining the size of option grants, the Company retained an independent compensation consultant to make specific recommendations regarding the number of options that should be granted to each executive officer and key manager. Such recommendations were based on the consultant's review of the practices of newspaper and other media companies, including some of the companies in the index of peer companies used in constructing the performance graph which follows this report. In determining the amount of individual grants, the Stock Option Committee (with respect to the February 1996 grant) and the Compensation Committee (with respect to the September 1996 grant) also considered recommendations received from the Chief Executive Officer (with regard to all grant recipients other than the Chief Executive Officer),the size of previous option grants, internal relativity and the Committee's subjective assessment of the grant recipient's level of responsibility and contribution to the Company. The factors considered by the Committees were not assigned relative weights.

     With regard to option grants and grants of restricted stock made to the Chief Executive Officer, the Committee followed the same procedure as it did with regard to other grant recipients. The option grants made to Mr. Weil in both February and September matched the number of option grants recommended by the Company's compensation consultant and were consistent with the Committee's objectives based on previous grants made to Mr. Weil and to others in the Company. The number of shares of restricted stock granted to Mr. Weil in
February  also  matched  the   recommendation  by  the  Company's   compensation
consultant.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation over $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. Section 162(m) provides that qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The provisions of the Company's Stock Compensation Plan permit the grant of stock options and restricted stock awards that qualify as performance-based compensation for purposes of Section 162(m). One half of the restricted Class A Common Stock granted to Mr. Weil in February 1996 was intended to be qualifying performance-based compensation. None of the executive officers of the Company received compensation in excess of the Section 162(m) deductibility limits in fiscal 1996. The Compensation Committee will continue to consider the effect of the deductibility limits of Section 162(m) in its future determination of executive compensation.

                           William A. Franke, Chairman
                                  Richard Snell
                                   Dan Quayle
                                 Members of the
                             Compensation Committee
March 11, 1997

                               COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for the Company's Class A Common Stock, the Standard & Poor's 500 Stock Index (the "S&P 500") and an index of peer companies selected by the Company.

           COMPARISON OF FIVE FISCAL YEAR CUMULATIVE TOTAL RETURN (1) Among Central Newspapers, Inc., S & P 500 and a Peer Group (2)


[GRAPH OMITTED]



                           12/29/91     12/27/92     12/26/93    12/25/94     12/31/95     12/29/96
                           --------     --------     --------    --------     --------     --------
Central Newspapers, Inc.     100          120          150          152          180         250
Peer Group                   100          124          139          131          161         199
S&P 500                      100          110          122          123          169         208

----------
(1) The total cumulative return on investment (change in the year end stock price plus reinvested dividends) (the "Total Return") is based on a $100 investment as of the market close on December 29, 1991 (the trading day prior to the beginning of the Company's fifth preceding fiscal year). The Total Return is shown through December 29, 1996.

(2) Investment in the peer group is weighted based on market capitalization as of December 29, 1991. Companies in the peer group are as follows:
         Gannett Co., Inc., Knight-Ridder, Inc., Lee Enterprises, Incorporated, McClatchy Newspapers, Inc., The New York Times Company, Pulitzer Publishing Company, The E.W. Scripps Company, Tribune Company and The Washington Post Company.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company's Board of Directors for the majority of the fiscal year ended December 29, 1996 was composed of William A. Franke (Chairman), Kent E. Agness, and Dan Quayle. Eugene S. Pulliam, Executive Vice President of the Company, Publisher of The Indianapolis Star and The
Indianapolis News and President of PNI, was a member of the Compensation Committee until April 17, 1996. The members of the Stock Option Committee of the Board of Directors for the fiscal year ended December 29, 1996, prior to its merger into the Compensation Committee in April 1996, were James C. Quayle, Kent
E. Agness and William A. Franke.

                         TERMINATION BENEFITS AGREEMENT

     Louis A. Weil, III, the President and Chief Executive Officer of the Company since January 1, 1996, is a party to a Termination Benefits Agreement, dated as of February 23, 1996, which entitles Mr. Weil to receive certain benefits from the Company in the event his employment as Chief Executive Officer of the Company is terminated for any reason other than cause (as defined in the agreement) or his death, total disability or attainment of age 65. In such event, Mr. Weil shall be entitled to receive (i) a lump sum payment equal to 200% of his annual base salary on the date of termination, (ii) a lump sum payment equal to 200% of the pro rata portion of the bonus he would have received if he had been employed on the last day of the year in which the termination occurred, which amount will be payable on or before March 31 of the calendar year following the termination, and (iii) continuation of medical coverage for two years following the termination.

                       PROPOSAL II -- APPROVAL OF AUDITORS

     The Board of Directors has selected, subject to the approval of the shareholders, the firm of Price Waterhouse LLP, certified public accountants, as independent accountant to audit the financial statements of the Company for its fiscal year ending December 28, 1997. The independent accountant engaged to audit the Company's financial statements for the two most recent fiscal years was Geo. S. Olive & Co. LLC. The Audit Committee solicited proposals from independent accounting firms and based on those bids recommended the selection of Price Waterhouse LLP. Based upon recommendation of the Audit Committee, the Board of Directors approved the change in accountants from Geo. S. Olive & Co. LLC to Price Waterhouse LLP. The reports of Geo S. Olive & Co. LLC on the financial statements for the past two fiscal years have not contained an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The Company and Geo. S. Olive & Co. LLC have had no disagreements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. Representatives of Geroge S. Olive & Co. LLC will be present at the Annual Meeting, will have the opportunity to make a statement, if they desire to do so, and will respond to appropriate questions. Representatives of Price Waterhouse LLP will not be present at the Annual Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PRICE WATERHOUSE LLP AS AUDITORS FOR FISCAL 1997.


                    TRANSACTIONS WITH CERTAIN RELATED PERSONS

     The Company retains as its legal counsel the law firm of Barnes & Thornburg, of which Kent E. Agness is a partner. The amount of fees paid to Barnes & Thornburg for the 1996 fiscal year was less than 5% of the Company's gross revenues for such fiscal year and less than 5% of Barnes & Thornburg's gross revenues for the same period.

                        COMPLIANCE WITH SECTION 16(a) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock of the Company. Officers, directors and greater than ten percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Specific due dates for these reports have been established, and the Company is required to disclose in this Proxy Statement any failure to file by these dates during 1996. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than ten percent shareholders were complied with in respect of the fiscal year ended December 29, 1996, except for the following: (a) one report on Form 4 was filed late, on a Form 5, by Eugene S. Pulliam, a Director of the Company, (b) one report on Form 4 was filed late, on a Form 5, by John F. Oppedahl, an Officer of PNI, (c) one initial report on Form 3 was filed late by Eric S. Tooker, an Officer of the Company and
(d) one initial report on Form 3 was filed late by Robert L. Lowry, an Officer of the Company.

                              SHAREHOLDER PROPOSALS

     The Company's Code of By-Laws provides that only such business may be conducted at a meeting of shareholders as shall have been properly brought before the meeting and as shall have been determined to be lawful and appropriate for consideration by shareholders at the meeting. To properly bring business before the meeting of shareholders, written notice thereof must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting,
(b) the name and address, as they appear on the Company's shareholder list, of the shareholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the shareholder, and (d) any interest of the shareholder in such business.

     Shareholders of the Company may also nominate persons for election to the Board of Directors by providing written notice to the Company. Such notice must be delivered to or mailed and received at the principal office of the Company not less than ten (10) days prior to the meeting and must set forth as to each person whom the shareholder proposes to nominate (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) the class and number of shares of the Company which are beneficially owned by such person, (d) any other information relating to such person that is required to be disclosed in solicitation of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to serving as a director if elected), and (e) the qualifications of the nominee to serve as a director of the Company. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Proposals of shareholders intended to be presented at the next Annual Meeting to be held in April, 1998 must be received by the Company at its principal executive offices no later than November 21, 1997 for inclusion in the Proxy Statement and form of proxy relating to that meeting.

                                  ANNUAL REPORT

     The Annual Report for the Company's fiscal year ended December 29, 1996 is being mailed with this Proxy Statement to all shareholders. The Annual Report is not a part of the proxy soliciting material.

                                  OTHER MATTERS

     Insofar as any of the information in this Proxy Statement may rest within the knowledge of persons other than the Company, the Company relies upon information furnished by others for the accuracy and completeness thereof. Management is not aware of any business to come before the Annual Meeting other than that described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

                     [PROXY CARD FOR CLASS A COMMON SHARES]

                            CENTRAL NEWSPAPERS, INC.
                              CLASS A COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 1997

The undersigned appoints Eugene S. Pulliam, Frank E. Russell and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS A COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 24, 1997, at 10:00 a.m., Phoenix time, and at any adjournment thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     FOR all seven nominees listed                WITHHOLDING AUTHORITY to vote
     below (except as as marked to the            for all nominees listed below
     contrary below)                  [ ]                                [ ]

               WILLIAM A. FRANKE, L. BEN LYTLE, EUGENE S. PULLIAM,
         DAN QUAYLE, FRANK E. RUSSELL, RICHARD SNELL, LOUIS A. WEIL, III

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2.   APPROVAL OF AUDITORS

     FOR approval of Price Waterhouse LLP as auditors for Central Newspapers, Inc. for the fiscal year ending December 28, 1997

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                           (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: _________________________, 1997


                                          --------------------------------------
                                          (Signature)


                                          --------------------------------------
                                          (Signature if held jointly)



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.

                     [PROXY CARD FOR CLASS B COMMON SHARES]

                            CENTRAL NEWSPAPERS, INC.
                              CLASS B COMMON STOCK
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 24, 1997

The undersigned appoints Eugene S. Pulliam, Frank E. Russell and Louis A. Weil, III, or any of them, with full power of substitution, as proxies to vote all shares of CLASS B COMMON STOCK held by the undersigned at the Annual Meeting of Shareholders of Central Newspapers, Inc. to be held April 24, 1997, at 10:00 a.m., Phoenix time, and at any adjournment thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     FOR all seven nominees listed                WITHHOLDING AUTHORITY to vote
     below (except as as marked to the            for all nominees listed below
     contrary below)                  [ ]                                [ ]

               WILLIAM A. FRANKE, L. BEN LYTLE, EUGENE S. PULLIAM,
         DAN QUAYLE, FRANK E. RUSSELL, RICHARD SNELL, LOUIS A. WEIL, III

  (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

--------------------------------------------------------------------------------

2.   APPROVAL OF AUDITORS

     FOR approval of Price Waterhouse LLP as auditors for Central Newspapers, Inc. for the fiscal year ending December 28, 1997

     [ ] FOR                    [ ] AGAINST                   [ ] ABSTAIN

3. In their discretion, upon such other business (none of which is known to management of Central Newspapers, Inc. as of the mailing date of this proxy) as may properly come before the meeting.

      IMPORTANT - This Proxy must be signed and dated on the reverse side.

                           (Continued from other side)

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THE SHARES WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE OTHER SIDE OF THIS PROXY CARD. IF ANY DIRECTOR NOMINEE SHOULD BE UNABLE TO SERVE, THE SHARES WILL BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS. IF ANY OTHER BUSINESS COMES BEFORE THE MEETING, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN FAVOR OF THE ACTION RECOMMENDED BY THE BOARD OF DIRECTORS AND, IN THE ABSENCE OF A RECOMMENDATION, IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXY HOLDERS.

Please sign exactly and as fully as shown below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                          Dated: _________________________, 1997


                                          --------------------------------------
                                          (Signature)


                                          --------------------------------------
                                          (Signature if held jointly)



                  PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE.